Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Stock Incentive Plan of Eleven Biotherapeutics, Inc. of our report dated March 24, 2016, with respect to the financial statements of Eleven Biotherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 31, 2016